UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2023, PetVivo Holdings, Inc. (the “Company”) issued convertible promissory notes (“Convertible Notes”) in the aggregate amount of $550,000 to three accredited investors pursuant to debenture subscription agreements (“Debenture Subscription Agreement”). The Convertible Notes mature on January 26, 2024 (the “Maturity Date”), bear interest at a rate of 10% per annum and automatically convert into shares of the Company’s common stock which are restricted under Rule 144 of the Securities Act of 1933, as amended, on the earlier of (i) the Maturity Date or (ii) upon the occurrence of certain events prior to the Maturity Date, including, without limitation, a Qualified Financing, Sale or Public Offering (as such terms are defined in the Convertible Notes).

If the Company raises at least $2 million in a sale of its securities to investors who are not affiliated with the Company (a “Qualified Financing”) prior to the Maturity Date, the Convertible Notes will be automatically converted into restricted shares of the Company’s common stock at a conversion price equal to the greater of (i) the per share price at which the Company sells Shares in the Qualified Financing or (ii) $1.60 per share. If the Convertible Notes are converted at the Maturity Date, the conversion price is equal to $1.60 per share. If the Company completes a Public Offering or Sale (as such terms are defined in the Convertible Notes), the Convertible Notes will be automatically converted into restricted shares of the Company’s common stock at a price equal to the offering price of the Company’s common stock in the Public Offering or the fair market value of the Company’s common stock at the time of the Sale, respectively.

The Company may prepay the Convertible Notes at any time. The Convertible Notes contain a number of customary events of default. The Convertible Notes are unsecured and are subordinated to the Company’s current outstanding liabilities.

The Convertible Note Offering was completed pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The issuance of restricted shares of the Company’s common stock upon conversion of the Convertible Notes will be exempt from registration under Section 4(a)(2) of the Securities Act. Each investor is sophisticated and represented in writing that he, she, or it is an accredited investor and acquired the securities for their own account for investment purposes. A legend will be placed on the Convertible Notes and the stock certificates issued upon conversion of the Convertible Notes stating that the securities are “restricted securities” under Rule 144 of the Securities Act, have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The foregoing is only a summary of the material terms of the Debenture Subscription Agreements and the Convertible Notes and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Convertible Notes and the Debenture Subscription Agreements is qualified in its entirety by reference to the forms of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Convertible Note
10.2	Form of Debenture Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: July 31, 2023	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer